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                                                                      EXHIBIT 32

 CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT
                           TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Checkpoint Systems, Inc. (the "Company") for the year ended December 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Robert P. van der Merwe, as Chief Executive Officer of the Company, and Raymond D. Andrews, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his and her knowledge, respectively, that:

   (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: February 28, 2008

                                            By:  /s/   ROBERT P. VAN DER MERWE
                                                 ------------------------------
                                                Title: Chief Executive Officer

Dated: February 28, 2008

                                            By:   /s/    RAYMOND D. ANDREWS
                                                 ------------------------------
                                                Title: Chief Financial Officer

The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing.